Exhibit 1.1

GLOBAL SHIP LEASE, INC.
$27,500,000
8.00%Senior Unsecured Notes Due 2024
Underwriting Agreement
November 14, 2019

B. RILEY FBR, INC.
299 Park Avenue, 7th Floor
New York, New York 10171

As the Representative of the several Underwriters

Ladies and Gentlemen:
Global Ship Lease, Inc., a company incorporated in the Republic of the Marshall Islands (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (the “Underwriters”), for whom B. Riley FBR, Inc. is acting as Representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company of $27,500,000 principal amount of its 8.00% senior unsecured notes due 2024 (the “Firm Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Firm Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto and (ii) the grant of the option described in Section 2(b) hereof to purchase all or any part of $4,125,000 principal amount of additional 8.00% senior unsecured notes due 2024 (the “Option Notes”) from the Company to the Underwriters, acting severally and not jointly.  The Firm Notes to be purchased by the Underwriters and all or any part of the Option Notes subject to the option described in Section 2(b) hereof are hereinafter called, collectively, the “Notes.”  The Notes will be issued pursuant to an indenture (the “Base Indenture”) between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee.
The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-234343), including a related base prospectus, for the registration of the Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”).  The registration statement has been declared effective under the Securities Act by the Commission.  Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the Securities Act (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the Initial Sale Time (as defined herein) for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of paragraph (f)(2) of Rule 430B of the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the Rule 430B Information.
The base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that describes the Notes and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Notes and the offering thereof (including the Final Term Sheet, as defined herein) in accordance with the provisions of Rule 430B and Rule 424(b) of the Securities Act.  Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus.
For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Securities Act to be a part thereof.
The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information set forth on Exhibit A (the “Final Term Sheet”).
The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act.  The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.
1. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section 1:
(a) The Company meets the requirements for use of Form F-3 under the Securities Act; the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.
(b) The Preliminary Prospectus when filed and the Registration Statement as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”).  The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.
(c) The Registration Statement, as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof and at the Closing Time or any Option Closing Time, each as defined herein, did not, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to (A) any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 7(b) hereof), or (B) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1 under the Trust Indenture Act of the Trustee); the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(d) As of 3:41 p.m. (Eastern time) on November 14, 2019 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to (A) any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 7(b) hereof), or (B) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1 under the Trust Indenture Act) of the Trustee.
(e) In connection with this offering, the Company has not offered and will not offer the Notes in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Notes except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement or for communications satisfying the requirements of Rule 134 or Rule 135 under the Securities Act.
(f) Each Issuer Free Writing Prospectus (including the Final Term Sheet), if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(g) The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.
(h) Except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, the information set forth on Exhibit A and any electronic road show relating to the public offering of the Notes contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus.
(i) The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Notes contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.
(j) The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus.
(k) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.
(l) There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except as described in the Registration Statement, the Prospectus and the Disclosure Package.
(m) The capitalization of the Company as of September 30, 2019 is as set forth under the heading “Capitalization” in the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or the exercise of convertible or exchangeable securities or options, in each case referred to in the Registration Statement, the Disclosure Package and the Prospectus).  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and the requirements of the New York Stock Exchange, Inc. (the “NYSE”) and were not issued in violation of any preemptive, right of first refusal, or similar right.  Attached as Schedule III is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest that is (i) consolidated with the Company for financial reporting purposes under U.S. generally accepted accounting principles and (ii) a significant subsidiary within the meaning of Regulation S-X (each, a “Subsidiary” and, together, “Subsidiaries”).  All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Disclosure Package and the Prospectus, or otherwise specified in Schedule III, are owned, directly or indirectly, by the Company free and clear of all liens.  There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any Subsidiary, except as set forth in the Disclosure Package and the Prospectus or held by the Company or any of its Subsidiaries.
(n) Each of the Company and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its property and to conduct its business, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
(o) The Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; the Indenture conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Tax Considerations” fairly summarize in all material respects the legal matters therein described.
(p) The execution and delivery of, and the performance by the Company of its obligations under this Agreement and the Indenture have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and, assuming due authorization, execution, delivery, validity, legally binding effect and enforceability hereof by you and thereof by the counterparties thereto, this Agreement and the Indenture constitutes the valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(q) The Notes to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law, that may limit the right to specific enforcement of remedies and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
(r) Neither the Company nor the Subsidiaries, nor to the Company’s knowledge any of their respective directors, officers, representatives or affiliates, has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes in a violation of Regulation M under the Exchange Act.
(s) Neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(t) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the Indenture by the Company, as applicable, the consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Notes), other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Trust Indenture Act and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Notes on the NYSE, (C) such approvals as have been obtained under the rules and regulations of FINRA and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters.
(u) Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) neither the Company nor any of its Subsidiaries (considered as one enterprise) has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.
(v) Neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement or the Indenture by the Company, nor the consummation by the Company of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.
(w) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related schedules and notes, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial information and data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately derived from such financial statements and the books and records of the Company.
(x) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened in writing by any governmental or regulatory authority or by others.
(y) Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its

Subsidiaries, except for such violations, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.
(z) PricewaterhouseCoopers S.A. and PricewaterhouseCoopers Audit, who have each certified certain financial statements of the Company and its Subsidiaries, are each an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(aa) The Company and each Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property (including, without limitation, all rights, title and interest in insurances, freights and hires, and charters) and assets that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances or claims of any kind except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (ii) could not reasonably be expected to have a Material Adverse Effect, or (iii) those that are disclosed in the Registration Statement, the Disclosure Package or the Prospectus.
(bb) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.
(cc) The Company and each Subsidiary have filed all federal, state, local and foreign taxes and tax returns which have been required to be filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes required to be paid by them, whether or not shown as due on such returns, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company, any Subsidiary or any of their respective properties or assets, and there is no tax audit of Company of any Subsidiary that is pending or threatened in writing and is reasonably expected to have a Material Adverse Effect.
(dd) (i) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective assets (including vessels) are in full force and effect; (iii) the Company and the Subsidiaries are in compliance in all material respects with the terms of such policies and instruments; (iv) there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that are reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and neither the Company nor any of the Subsidiaries have been refused any insurance coverage sought or applied for; and (v) neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
(ee) The Company and each Subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess such authorizations or make such declarations and filings would not have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have a Material Adverse Effect.
(ff) Each of the vessels owned by the Company or any of the Subsidiaries is classed by any of Lloyd’s Register, DNV-GL & RINA and American Bureau of Shipping or other classification society of recognized international standing and each such vessel is in class with valid class and trading certifications.
(gg) Each of the vessels owned by the Company or any of the Subsidiaries (each an “Owned Vessel”) has been duly registered as a vessel under the laws and regulations and flag of the applicable jurisdiction in the sole ownership of the Company or such Subsidiary (the “Vessel Owner”) and each such Vessel Owner has good and marketable title to the Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims except as set forth in the Registration Statement, the Disclosure Package and the Prospectus; and each such Owned Vessel is, as of the date hereof, in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(hh) No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has

received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.
(ii) Except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) the Company and the Subsidiaries (x) are, and have at all times been, in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants applicable to the Company or an Owned Vessel, including, without limitation, the International Maritime Organization’s International Convention for the Prevention of Pollution from Ships, the International Maritime Dangerous Goods Code, the International Management Code for the Safe Operation of Ships and Pollution Prevention, the International Convention on Civil Liability for Bunker Oil Pollution Damage, the International Convention on the Control of Harmful Anti-fouling Systems on Ships and the Maritime Labor Convention (collectively, “Environmental Laws”); (y) have received and are, and have at all times been, in compliance with all, and have not violated any, applicable permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws, or concerning hazardous or toxic substances or wastes, pollutants or contaminants, of or relating to the Company or the Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of the Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and the Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries, and (z) none of the Company or the Subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(jj) The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and the Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(kk) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act). Such disclosure controls and procedures are designed to comply with the applicable requirements of the Exchange Act and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(ll) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Disclosure Package and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”), as amended, and the rules and regulations of the Commission thereunder.
(mm) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

(nn) Neither the Company nor any Subsidiary has any material lending or other relationship with any bank or lending affiliate of the Underwriters, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.
(oo) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.
(pp) The Company intends to use any of the proceeds from the sale of the Notes hereunder as disclosed in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds”.
(qq) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are in effect and which are applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(rr) The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ss) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any director or officer, or employee of the Company or any Subsidiary or any agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the target of Sanctions, including Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise knowingly make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to knowingly fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the target of Sanctions that would violate any Sanctions applicable to the Company or (ii) to knowingly fund or facilitate any activities of or business in any Sanctioned Country. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country in violation of applicable Sanctions.
(tt) Neither the Company nor any of the Subsidiaries nor to the knowledge of the Company any director or officer of the Company or any employee of the Company or any director or officer of the Subsidiaries or any agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(uu) The Company and its subsidiaries do not maintain any “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) subject to Title I of ERISA.
(vv) Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.
Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as applicable, as to matters covered therein to the Underwriters.
2. Purchase and Sale.
(a) Firm Notes.  Upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Firm Notes at the purchase price equal to 96.50% of their principal amount, the Company agrees to issue and sell to the Underwriters the Firm Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Firm Notes set forth in Schedule I opposite such Underwriter’s name, plus any additional principal amount of the Firm Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of the Firm Notes in denominations other than $25.00, provided however, that with respect to an aggregate of $300,000 principal amount of Notes allocated at the direction of the Company to certain members of the Company’s senior executive management, the Underwriters shall purchase the Notes at their principal amount.
(b) Option Notes.  In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Notes at the same Purchase Price to be paid by the Underwriters for the Firm Notes, plus any additional principal amount of Option Notes in the same proportion which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, solely to cover over-allotments, if any.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon notice by the Representative to the Company setting forth the principal amount of Option Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes.  Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than five full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase its proportionate share of the principal amount of Option Notes then being purchased based on its proportionate share of the principal amount of Firm Notes set forth in Schedule I opposite the name of such Underwriter, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of the Option Notes in denominations other than $25.00.
3. Delivery and Payment.
(a) Firm Notes.  One or more global notes representing the Firm Notes (collectively, the “Firm Global Note”), shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Firm Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company.  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the office of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004 (the “Designated Office”), on November 19, 2019, or at such time or place on the same or such other date, not later than the fifth business day thereafter, as shall be agreed to by the Representative and the Company.  The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”  The Firm Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Time.
(b) Option Notes.  One or more global notes (collectively, the “Option Global Note”) shall be delivered by or on behalf of the Company to the nominee of DTC for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Option Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company.  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the Designated Office, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Notes or on such other time and date as the Company and the Representative may agree upon in writing.  The Option Global Note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Time.
4. Agreements of the Company.  The Company agrees with each Underwriter:
(a) The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Notes).
(b) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.
(c) The Company shall prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New York City time), on November 18, 2019 or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.
(d) The Company shall prepare the Final Term Sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Underwriters and contained in Exhibit A of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule.
(e) The Company shall advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.
(f) The Company shall furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto.
(g) The Company shall comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(h) The Company shall advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Notes contemplated herein, and shall advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and, during the time when a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, to file no such amendment or supplement to which the Representative shall reasonably object in writing.
(i) To the extent not available on EDGAR, the Company shall furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of the Notes, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries.
(j) The Company shall advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Registration Statement, the Prospectus or the Disclosure Package so that the Registration Statement, the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Notes, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law.
(k) The Company shall file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.
(l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Registration Statement and the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, Issuer Free Writing Prospectus and the Registration Statement and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) any expenses and fees for the cost of ratings agencies; (vi) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification and the preparation of the blue sky memorandum); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters); (viii) the transportation and other expenses of the Company’s officers in connection with presentations to prospective purchasers of the Notes; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the costs and expenses of causing the Notes to be eligible for clearance and settlement through DTC; (xi) reasonable out-of-pocket, accountable, bona fide expenses incurred by the Underwriters in connection with its services under this Agreement, including any fees and disbursements of the Underwriters’ legal counsel, provided that the Company shall not be required to reimburse the fees and disbursements of such legal counsel in excess of $85,000, and provided further that the Company shall not be required to reimburse any fees and expenses in excess of $150,000 in the aggregate; (xii) a structuring fee of $250,000 to be paid in cash to the Representative at Closing; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(m) Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, during the time when a Prospectus relating to the Notes (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, is required to be delivered under the Securities Act, the Company shall furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.
(n) During the period referred to in paragraph (j) above, the Company shall file all such documents in the manner and within the time periods required by the Exchange Act.
(o) The Company shall apply the net proceeds of the sale of the Notes in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package.
(p) The Company shall make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement.
(q) The Company shall use its best efforts to effect the listing of the Notes on the NYSE list within 30 days of the Closing Time.
(r) The Company will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act) any senior unsecured notes (other than the Notes sold to the Underwriters pursuant to this Agreement) or publicly announce an intention to effect any such transaction for a period beginning on the date hereof and extending through the 30th day hereafter.
(s) The Company agrees not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes in violation of Regulation M, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.
(t) The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” as such terms are defined in the Investment Company Act.
5. Conditions to the Obligation of the Underwriters.  The obligation of the Underwriters to purchase the Notes at the Closing Time or on each Option Closing Time, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), the Initial Sale Time, the Closing Time and each Option Closing Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions at the Closing Time or on each Option Closing Time, as applicable (except to the extent that any such conditions may have been waived in writing by the Representative on or prior to such respective dates):
(a) The Representative shall have received an opinion and negative assurance letter of Seward & Kissel LLP, counsel for the Company, addressed to the Underwriters dated the Closing Time or the Option Closing Time, as applicable, covering such matters as the Underwriters shall reasonably request, in form and substance to be agreed by the parties.
(b) The Company shall have furnished to the Representative certificates, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, all dated the Closing Time or the Option Closing Time, as applicable, to the effect that the signers of such certificates have carefully examined the Disclosure Package, Prospectus, any supplements or amendments to the Registration Statement and this Agreement and that:
(i) The representations and warranties of the Company in this Agreement are true and correct with the same effect as if made at the Closing Time or the Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part that are required to be performed or satisfied by it at or prior to the Closing Time or the Option Closing Time, as applicable;
(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;
(iii) They have examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, the Disclosure Package, as of the Applicable Time, the Registration Statement and the Prospectus, as of their dates and as of the Closing Time or the Option Closing Time, as applicable, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change or development involving the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, that would cause a Material Adverse Effect to occur.
(c) The Company shall have requested and caused PricewaterhouseCoopers S.A. and PricewaterhouseCoopers Audit to have furnished to the Underwriters, at the Execution Time, at the Closing Time and at each Option Closing Time, letters, dated respectively as of the Execution Time, the Closing Time and each Option Closing Time, in form and substance heretofore approved by the Representative.
(d) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representative shall have objected in writing.
(e) Prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.
(g) [Reserved.]
(h) The Company shall have applied for listing of the Notes on the NYSE.
(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any supplement thereto), the Prospectus and the Registration Statement (exclusive of any supplement thereto), there shall not have been (i) any material adverse change specified in the letter or letters referred to in paragraph (e) of this Section 5 delivered at the Closing Time or the Option

Closing Time, as applicable, from the letter delivered at the Execution Time or (ii) any material adverse change in the business, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
(k) The Company and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Underwriters and the Underwriters shall have received copies thereof.
(l) Prior to the Closing Time and each Option Closing Time, the Company shall have furnished to the Representative such further information, certificates and documents as the Underwriters may reasonably request.
(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n) The Notes shall be eligible for clearance and settlement through DTC and at the Closing Time and each Option Closing Time the Notes shall be cleared and settled through DTC.
(o) The Company shall have furnished to the Representatives a certificate, signed by the principal financial or accounting officer of the Company, dated the Closing Time or the Option Closing Time, as applicable, in the form and substance as set forth in Exhibit B.
If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided for in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Time and each Option Closing Time, as applicable, by the Representative (unless any such conditions have been waived in writing by the Representative on or prior to the Closing Time or the Option Closing Time, as applicable).  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Morgan, Lewis & Bockius LLP, counsel for the Underwriters, at 1400 Page Mill Road, Palo Alto, CA 94304, Attention: Albert Lung, at the Closing Time and each Option Closing Time.
6. Reimbursement of Underwriters’ Expenses.  If the sale of the Notes provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, (ii) because of any termination of this Agreement pursuant to Section 8 hereof, or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company, without duplication, will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel)that shall have been incurred by it in connection with the proposed purchase and sale of the Notes, in each case subject to Section 4(l).
7. Indemnification and Contribution.
(a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Notes under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (F) an untrue statement or alleged untrue statement of a material fact contained in any audio or visual materials used in connection with the marketing of the Notes, including, without limitation, slides, videos, films and tape recordings; except, in each case of (B), (D) and (E) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the statements set forth in the ninth paragraph relating to stabilizing transactions under the heading “Underwriting (Conflicts of Interest)” and the statements set forth in the fourteenth, fifteenth and sixteenth paragraphs relating to conflicts of interest under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters).  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company may otherwise have.
If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to this subsection (a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.
(b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein.  The statements set forth in the ninth paragraph relating to stabilizing transactions under the heading “Underwriting (Conflicts of Interest)” and the statements set forth in the fourteenth, fifteenth and sixteenth paragraphs relating to conflicts of interest under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Agreement.
If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.
(c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.
8. Termination.
(a) This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Company, by written notice given to the Company prior to delivery of and payment for the Notes, if at any time prior to such time (i) there has been, since the Execution Time, or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change in the business, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole, which would, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the sale or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto), (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) a material disruption has occurred in securities settlement or securities clearance in the United States or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the sale or delivery of the Notes as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto).
(b) If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all but not less than all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8(b), the Closing Time or the Option Closing Time, as applicable, shall be postponed for such period, not exceeding seven Business Days, as the non-defaulting  Underwriters and the Company shall agree in order that the required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder.
9. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, contribution provisions and other statements of each of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement (including the provisions of 6 and 7) will remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters, the Company or their trustees, directors, managers, members, officers, employees or agents or any person controlling the Company (control to be determined within the meaning of the Securities Act or the Exchange Act), (ii) delivery and acceptance of any Notes and payment therefor hereunder and (iii) any termination or cancellation of this Agreement.

10. Qualified Independent Underwriter.  The Company hereby confirms that at its request Ladenburg Thalmann & Co. Inc. has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of FINRA in connection with the offering of the Notes. The Company will indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
11. No Fiduciary Duty.  The Company hereby acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering of the Notes and the process leading up to the offering is as an independent contractor and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the offering of the Notes (irrespective of whether the Underwriters have advised or are currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty, to the Company in connection with such transaction or the process leading thereto.
12. Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
13. Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to B. Riley FBR, Inc., 299 Park Avenue, 7th Floor, New York, New York 10171, Attention: Syndicate Department, with a copy (for informational purposes only) to Albert Lung, Morgan, Lewis & Bockius LLP, 1400 Page Mill Road, Palo Alto, California 94304; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 25 Wilton Road, London SW1V 1LW, United Kingdom, Attention: Ian J. Webber, Chief Executive Officer.
14. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, managers, members, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law; Waiver of Jury Trial.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  The parties hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.
16. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) For purposes of this Section 15:
(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii) “Covered Entity” means any of the following:
(1)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(2)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(3)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii) “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv) “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
18. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.
[Signature Pages Follow]

Very truly yours,

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the Underwriters named herein:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

[Signature Page to the Underwriting Agreement]

Schedule I
Underwriters	Aggregate Principal Amount of Firm Notes to Be Purchased
B. Riley FBR, Inc.	$11,687,500
Ladenburg Thalmann & Co. Inc.	$2,750,000
Clarksons Platou Securities AS	$137,500
Janney Montgomery Scott LLC	$2,475,000
William Blain & Company, L.L.C.	$2,337,500
Fearnley Securities	$137,500
National Securities Corp.	$550,000
Wedbush Securities Inc.	$825,000
Incapital LLC	$3,850,000
Boenning & Scattergood, Inc.	$2,750,000
Total	$27,500,000

I-1

Schedule II
OTHER ISSUER WRITTEN COMMUNICATIONS

The Issuer’s Free Writing Prospectus filed with the Commission on November 13, 2019: (https://www.sec.gov/Archives/edgar/data/1430725/000119312519290628/d779009dfwp.htm)
The Issuer’s Free Writing Prospectus filed with the Commission on November 14, 2019: (https://www.sec.gov/Archives/edgar/data/1430725/000091957419007296/d8413064_fwp.htm)

II-1

Schedule III
SUBSIDIARIES
1.	GSL Rome LLC	Republic of the Marshall Islands
2.	K&T Marine LLC	Republic of the Marshall Islands
3.	Odyssia Containers Holdings LLC	Republic of the Marshall Islands
4.	Odyssia NB LLC	Republic of the Marshall Islands
5.	GSL Holdings, Inc.	Republic of the Marshall Islands
6.	Global Ship Lease Investments, Inc.	Republic of the Marshall Islands
7.	GSL Alcazar Inc.	Republic of the Marshall Islands
8.	Aris Marine LLC	Republic of the Marshall Islands
9.	Aphrodite Marine LLC	Republic of the Marshall Islands
10.	Athena Marine LLC	Republic of the Marshall Islands
11.	Alexander Marine LLC	Republic of the Marshall Islands
12.	Tasman Marine LLC	Republic of the Marshall Islands
13.	Drake Marine LLC	Republic of the Marshall Islands
14.	Hudson Marine LLC	Republic of the Marshall Islands
15.	Laertis Marine LLC	Republic of the Marshall Islands
16.	Penelope Marine LLC	Republic of the Marshall Islands
17.	Telemachus Marine LLC	Republic of the Marshall Islands
18.	Argos Marine LLC	Republic of the Marshall Islands
19.	Triton Containers Holdings LLC	Republic of the Marshall Islands
20.	Triton NB LLC	Republic of the Marshall Islands
21.	Philippos Marine LLC	Republic of the Marshall Islands
22.	Poseidon Containers Holdings LLC	Republic of the Marshall Islands
23.	GSL Enterprises Ltd.	Republic of the Marshall Islands
24.	Global Ship Lease 30 LLC	Republic of the Marshall Islands
25.	Global Ship Lease 31 LLC	Republic of the Marshall Islands
26.	Global Ship Lease 32 LLC	Republic of the Marshall Islands
27.	Hephaestus Marine LLC	Republic of the Marshall Islands
28.	Pericles Marine LLC	Republic of the Marshall Islands
29.	Zeus One Marine LLC	Republic of the Marshall Islands
30.	Leonidas Marine LLC	Republic of the Marshall Islands
31.	Odysseus Marine LLC	Republic of the Marshall Islands
32.	Hector Marine LLC	Republic of the Marshall Islands
33.	Ikaros Marine LLC	Republic of the Marshall Islands
34.	Marine Treasurer LLC	Republic of the Marshall Islands
35.	Aristoteles Marine LLC	Republic of the Marshall Islands
36.	Menelaos Marine LLC	Republic of the Marshall Islands
37.	Global Ship Lease Services Ltd.	United Kingdom
38.	Global Ship Lease 3 Limited	Cyprus
39.	Global Ship Lease 4 Limited	Cyprus
40.	Global Ship Lease 5 Limited	Cyprus
41.	Global Ship Lease 6 Limited	Cyprus
III-1

42.	Global Ship Lease 7 Limited	Cyprus
43.	Global Ship Lease 8 Limited	Cyprus
44.	Global Ship Lease 9 Limited	Cyprus
45.	Global Ship Lease 10 Limited	Cyprus
46.	Global Ship Lease 12 Limited	Cyprus
47.	Global Ship Lease 13 Limited	Cyprus
48.	Global Ship Lease 14 Limited	Cyprus
49.	Global Ship Lease 15 Limited	Cyprus
50.	Global Ship Lease 16 Limited	Cyprus
51.	THD Maritime Co Ltd.	Cyprus
52.	Global Ship Lease 20 Limited	Hong Kong
53.	Global Ship Lease 21 Limited	Hong Kong
54.	Global Ship Lease 22 Limited	Hong Kong
55.	Global Ship Lease 23 Limited	Hong Kong
56.	Global Ship Lease 26 Limited	Hong Kong
57.	Global Ship Lease 27 Limited	Hong Kong
58.	Global Ship Lease 28 Limited	Hong Kong
59.	Global Ship Lease 29 Limited	Hong Kong
60.	Global Ship Lease 35 LLC	Liberia
61.	Global Ship Lease 36 LLC	Liberia

III-2

Exhibit A
Final Term Sheet

GLOBAL SHIP LEASE, INC.

8.00% SENIOR UNSECURED NOTES DUE 2024

PRICING TERM SHEET

Dated: November 14, 2019

This pricing term sheet supplements Global Ship Lease, Inc.’s preliminary prospectus supplement, dated November 13, 2019 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes (as defined below), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. Unless the context otherwise requires, references to the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean Global Ship Lease, Inc. and not its subsidiaries.

Issuer:	Global Ship Lease, Inc., a corporation organized in the Republic of the Marshall Islands

Title of Securities:	8.00% Senior Unsecured Notes due 2024 (the “Notes”)

Aggregate Principal Amount:	$27,500,000 (or $31,625,000 if the underwriters’ option to purchase additional Notes is exercised in full)

Trade Date:	November 14, 2019

Settlement Date (T+3):	November 19, 2019

Maturity:	December 31, 2024

Interest Payment Dates:	Last day of February, May, August and November of each year, commencing on February 29, 2020

Interest Rate:	8.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from the Settlement Date

Issue Price to Investors:	$25.00 per Note

Optional Redemption Provision:
We may redeem for cash all or any portion of the Notes, at our option, (i) on or after December 31, 2021 and before December 31, 2022, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed, (ii) on or after December 31, 2022 and prior to December 31, 2023, at a price equal to 101% of the principal amount being redeemed, and (iii) on or after December 31, 2023, at a price equal to 100% of the principal amount of the Notes to be redeemed, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

Optional Redemption in Case of Change of Control:
We may redeem the Notes, in whole, but not in part, at any time prior to December 31, 2021, at our option, at a redemption price of 104% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain change of control events, as described in the preliminary prospectus supplement.

Denominations:	$25.00 minimum denominations and $25.00 integral multiples thereof

Underwriters’ Discount:	$0.875 per Note

Proceeds to Issuer (before expenses):	$26,537,500 (or $30,518,125 if the underwriters’ option to purchase additional Notes is exercised in full)

Use of Proceeds:	We intend to use the net proceeds from this offering to repay a portion of our 9.875% First Priority Secured Notes due 2022.

Listing:	We have applied to list the Notes on the NYSE under the symbol “GSLD.” If the listing is approved, we expect trading of the Notes on the NYSE to commence within 30 days after the original issue date.

CUSIP/ISIN:	Y27183147/ USY271831478

Joint Book-Running Managers:	B. Riley FBR, Inc. Ladenburg Thalmann & Co. Inc. Janney Montgomery Scott LLC William Blair & Company, LLC

Co-Managers:	Incapital LLC Boenning & Scattergood, Inc. National Securities Wedbush Securities Inc. Clarksons Platou Securities AS Fearnley Securities

Conflict of Interest:
B. Riley FBR or its affiliate intends to purchase $2,000,000 aggregate principal amount of the Notes in this offering from us at the public offering price. B. Riley Financial, Inc., the parent company of B. Riley FBR, is the beneficial owner of approximately 11% of our outstanding Class A common shares. An aggregate of 1,816,159 of such shares were acquired by B. Riley Financial, Inc. and its affiliate in our offering of common shares that was completed on October 1, 2019 and are subject to lock-up agreements with Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA Rule 5110(g) until March 24, 2020. Under FINRA Rule 5121(f)(6), a beneficial owner of 10 percent or more of the outstanding common equity of an entity is deemed to “control” such entity. In addition, B. Riley Financial, Inc. and B. Riley FBR have entered into a Board Observer Agreement, which (i) amended the prior engagement letter and underwriting agreement between B. Riley FBR and the Issuer to eliminate the right of B. Riley FBR and its affiliate to appoint a director to our Board of Directors; and (ii) granted a right to B. Riley Financial, Inc. to designate an observer to our Board of Directors, provided that B. Riley Financial, Inc. owns more than 5% of the outstanding voting power of the Issuer.

As a result of its “control” of the Issuer under FINRA Rules, B. Riley FBR is deemed to have a “conflict of interest” within the meaning of Rule 5121, and this offering will be conducted in accordance with the requirements of Rule 5121(a). That rule requires that a “qualified independent underwriter” meeting specified requirements must participate in the preparation of this prospectus and exercise its usual standard of due diligence with respect thereto. Ladenburg Thalmann & Co. Inc. has agreed to act as the qualified independent underwriter for this offering and has agreed in so acting to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933. Ladenburg Thalmann & Co. Inc. will not receive a fee for acting as the qualified independent underwriter for this offering.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Issuer has filed a shelf registration statement (including a prospectus dated November 7, 2019 and a preliminary prospectus supplement dated November 13, 2019) on Form F-3 (File No. 333-234343) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the related preliminary prospectus supplement and the documents incorporated by reference therein for more complete information about the Issuer and this offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it from B. Riley FBR, Inc. at 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209 or by calling 1-703-312-9580, or by email at prospectuses@brileyfbr.com; Ladenburg Thalmann & Co. Inc. at Attention:  Syndicate Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by calling 1-800-573-2541, or by email at prospectus@ladenburg.com; Clarksons Platou Securities AS at Munkedamsveien 62C, 0270 Oslo, Norway and 280 Park Avenue, 21st floor, New York, New York 10017, United States or by calling 47-2201-6300 and 1-212-317-7080, or by email at elisabeth.wiger@clarksons.com and maureen.Obrien@clarksons.com; Janney Montgomery Scott LLC at 1717 Arch Street, Philadelphia, Pennsylvania 19103 or by calling 1-215-665-4450, or by email at prospectus@janney.com; William Blair & Company, LLC at Attention:  Prospectus Department or by calling 1-800-621-0687, or by email at prospectus@williamblair.com; or Fearnley Securities AS at 880 Third Ave, 16th Floor, New York, New York 10022 or by calling 1-212-277-3600, or by email at prospectus@fearnleys.com.

Exhibit B
Forms of CFO Certificate
See attached.

B-1

CHIEF FINANCIAL OFFICER’S CERTIFICATE OF
Global Ship Lease, Inc.
[•], 2019
This certificate is being delivered in connection with the Underwriting Agreement dated as of [●], 2019, among Global Ship Lease, Inc., a company incorporated in the Republic of the Marshall Islands (the “Company”) and B. Riley FBR, Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”).
Pursuant to the Underwriting Agreement, I, [●], Chief Financial Officer of the Company, based on the examination of the Company’s financial and accounting records and schedules undertaken by myself and members of my staff who are responsible for the Company’s financial and accounting matters and my participation in the financial and accounting affairs of the Company, hereby certify to my knowledge and on behalf of the Company (and not in my individual capacity) that:
I hereby confirm that the numbers identified on the pages attached hereto as Exhibit A from the preliminary prospectus supplement dated [●], 2019 and the documents incorporated by reference therein were derived from the accounting or business records of the Company and its subsidiaries and that such information is accurate and correct in all material respects and there is no reason to believe any modification should be made to such information.
This certificate is solely to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company and its subsidiaries in connection with the offering of the securities pursuant to the Underwriting Agreement.  This certificate may be relied upon by the Underwriters solely for this purpose.  Subject to applicable law and regulatory requirements, without the written consent of the Company: (i) no person other than the Underwriters may rely on this certificate for any purpose; (ii) this certificate may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this certificate may not be cited or quoted in any other document or communication which might encourage reliance upon this certificate by any person for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this certificate may not be furnished to anyone for purposes of encouraging such reliance.
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B-2

IN WITNESS WHEREOF, I have hereunto signed my name on the date written first above

By:
Name:	[●]
Title:	Chief Financial Officer

B-3